Exhibit 99.1

i3 MOBILE Signs Definitive Agreement to Merge With ACE*COMM

STAMFORD, Conn. — September 15, 2003 – i3 Mobile, Inc. (NASDAQ: IIIM), today announced that it has entered into a definitive agreement to merge with a wholly-owned subsidiary of ACE*COMM Corporation (NASDAQ: ACEC), a global provider of advanced Convergent Mediation(TM) products and Enterprise Telemanagement software applications. Under the terms of the agreement signed on September 12, 2003, ACE*COMM will acquire all of the outstanding shares of i3 Mobile in exchange for ACE*COMM common stock. If such transaction is consummated, i3 Mobile stockholders will receive shares of ACE*COMM common stock pursuant to a formula valuing ACE*COMM’s common stock at market value at the time of mailing of the proxy statement, less a discount, and valuing i3 Mobile at an amount equal to its cash, net of specified liabilities and commitments at the mailing date of the proxy statement. The closing of the acquisition will be contingent upon, among other things, stockholder and other customary regulatory approvals by both companies. It is anticipated that the merger will close late in the fourth quarter of 2003. Kaufman Bros. L.P. acted as i3 Mobile’s financial advisor in connection with this transaction. Further details of the merger will be disseminated to all ACE*COMM and i3 Mobile stockholders in a joint proxy statement following review by the Securities and Exchange Commission.

Said J. William Grimes, Chairman of the Board and interim Chief Executive Officer of i3 Mobile, “We are really enthusiastic about joining forces with ACE*COMM, and believe that this merger should help fuel ACE*COMM’s growth by accelerating their ability to add complementary technologies to their product offerings.” George Jimenez, ACE*COMM’s Chairman and Chief Executive Officer said, “Key to the implementation of our strategies is the proposed merger with i3 Mobile, which will provide us with the financial leverage that we require. This greater financial resource base would create a stronger and more competitive ACE*COMM, better able to capture and maximize the opportunities in the OSS solutions markets.”

About i3 Mobile

On March 25, 2003, i3 Mobile announced that it had terminated operation of its premium mobile subscription information, communication service and other businesses and taken other cost saving measures to continue to reduce recurring operating losses, manage cash resources and working capital and facilitate a potential transaction.

About ACE*COMM

ACE*COMM is a global provider of advanced Convergent Mediation(TM) products and Enterprise Telemanagement software applications. ACE*COMM’s solutions are employed in wired and wireless networks that deliver voice, data, mixed media and Internet communications. Their proven technology provides the ability to capture, secure, validate, and enhance data from multiple networks. These operations are performed interactively with a data warehouse, and processed information is distributed in near real-time, to all types of carrier OSS (operations support systems) and BSS (business support systems). Solutions are matched to each customer’s business environment. They provide the analytical tools required to extract knowledge from operating networks—knowledge ACE*COMM’s customers use to generate more revenue, reduce costs, accelerate time-to-market for new services, and deliver more effective customer support.

i3 Mobile Safe Harbor Disclaimer

This news release may be deemed to include forward-looking statements as defined by applicable U.S. law and, as a result, may involve risks, uncertainties and assumptions that could cause actual results to differ materially from those in such forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect i3 Mobile’s actual results in the short term include the ability to locate and consummate a transaction with a suitable strategic investment partner, acquisition candidate or other investment opportunity, and i3 Mobile’s ability to manage its limited cash resources until it is able to do so. Although i3 Mobile’s management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will in fact prove to be correct or that actual results will be different from the expectations expressed herein. A more detailed description of certain factors that could affect actual results are those discussed in i3 Mobile’s Annual Report on Form 10-K and its quarterly reports on Forms 10-Q. i3 Mobile undertakes no obligation to update publicly any forward-looking statements or reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Contacts:

i3 Mobile

Edward J. Fletcher

(203) 353-0383

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